EXHIBIT 99.1

         Angelica Reports Second Quarter Fiscal 2004 Results;
  Company Expects to Achieve Earnings in the Range of $1.15 to $1.30
                            for Fiscal 2004

    ST. LOUIS--(BUSINESS WIRE)--Aug. 23, 2004--Angelica Corporation (NYSE: AGL), a leading provider of healthcare linen management services, today reported financial results for the second quarter and six months ended July 31, 2004. Continuing operations results exclude the Company's Life Uniform retail division, which was sold during the second quarter to Healthcare Uniform Company, Inc., an affiliate of Sun Capital Partners, Inc., and is shown as discontinued operations.
    Revenue from continuing operations for the second quarter of fiscal 2004 was $77.9 million, an increase of 9.7% from $71.0 million in the second quarter of fiscal 2003. The increase in revenue was due to contributions from recent laundry acquisitions, as well as organic growth from increased market penetration and new facilities. Net income from continuing operations for the second quarter of fiscal 2004 was $2.8 million or $.30 per diluted share, compared to $3.6 million or $.40 per diluted share in the second quarter of fiscal 2003. Fiscal 2003 included $1.9 million of non-operating income in connection with the payment of a distribution upon liquidation of an insurance carrier of the Company.
    Income from operations for the second quarter of fiscal 2004 was $3.7 million, up 8.1% from $3.5 million in fiscal 2003. Increased revenue and a $1.3 million gain from the sale of non-healthcare accounts in Daytona Beach, Florida in the second quarter of fiscal 2004 were offset to some extent by increased natural gas, linen and labor costs, costs associated with closing the Daytona Beach facility, and start-up costs in our two new Carolina plants, including the healthcare laundry facility at Duke University in North Carolina acquired in the second quarter.
    The second quarter net loss from the discontinued Life Uniform operations was $1.3 million. The Company completed the sale of its Life Uniform retail division to Healthcare Uniform Company on July 31, 2004. The assets sold included 196 retail uniform and shoe stores, as well as Life Uniform's fully-integrated catalogue, e-commerce and on-the-job shopping platform operations and associated inventory. A total of 17 stores not included in the sale have been closed.
    For the six months ended July 31, 2004, revenue from continuing operations increased 9.3% to $155.6 million from $142.3 million for the same period in 2003. As in the second quarter, the increase in revenue was due to a combination of acquisitions and organic growth. Net income from continuing operations was $5.3 million or $.58 per diluted share, as compared to $5.8 million or $.65 per diluted share during the same period in 2003. Increased revenue was offset by higher gas, linen and labor costs, as well as start-up costs in our two new Carolina plants.
    For the first six months ended July 31, 2004 net loss from the discontinued Life Uniform operations was $3.6 million. This included a loss from operations of $0.6 million and a loss on the sale of assets of $3.0 million.
    "We are pleased with the results achieved during the first half of 2004 especially given the difficult natural gas market," said Steve O'Hara, President and CEO. "Our solid revenue growth is a reflection of increased focus on our healthcare linen management services and the market opportunity. With the completion of the sale of Life Uniform, we can now focus all of our resources on capturing these opportunities. We continue to expect to deliver fiscal year earnings from continuing operations of $1.15 to $1.30 per share in 2004."
    Mr. O'Hara continued, "At the beginning of this year, we outlined our goals of streamlining our business to become a 'pure play' healthcare linen management provider, which we did by selling our Life Uniform business, and to use our solid balance sheet and cash flow to invest in energy-efficient equipment and increase our market share in healthcare linen management through acquisitions and organic growth. Since last Fall, we have opened two new, more efficient facilities in South Carolina and Arizona, acquired healthcare linen plants in Florida and North Carolina, and acquired selected assets of two small regional competitors and two hospital on-premise laundry (OPL) facilities."
    Mr. O'Hara concluded, "We are excited about our long-term growth opportunities as healthcare providers increasingly seek a cost-effective, quality-controlled option for their linen services. In addition, we are aggressively pursuing accretive acquisitions to utilize better our debt capacity to grow our business.
    Angelica Corporation will host a conference call on August 24, 2004 to discuss its fiscal year 2004 second quarter results at 10:00 AM CDT (11:00 AM Eastern). The conference call will be broadcast live over the Internet hosted at http://www.angelica.com and will be archived online within one hour of the completion of the call. Participating in the call will be Steve O'Hara, President and Chief Executive Officer, and Jim Shaffer, Chief Financial Officer. A telephonic replay of the call will be available through September 7, 2004 by calling 800-475-6701 and using the passcode 742637.
    Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market.

    Forward-Looking Statements

    Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates, the ability to identify, negotiate, fund and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.


Unaudited results for second quarter and first half ended
July 31, 2004 compared with same periods ended July 26, 2003
(dollars in thousands, except per share amounts):


                    Second Quarter Ended         First Half Ended
                 -------------------------- --------------------------
                 July 31, July 26, Percent  July 31, July 26, Percent
                  2004     2003   Inc (Dec)  2004     2003   Inc (Dec)
                 -------  ------- --------- -------  ------- ---------
Continuing
 Operations:
Textile service
 revenues        $77,864  $70,963     9.7% $155,594  $142,346     9.3%
Cost of textile
 services        (65,354) (57,095)   14.5% (130,917) (114,890)   13.9%
                 -------- -------- ------- --------- --------- -------
  Gross profit    12,510   13,868    -9.8%   24,677    27,456   -10.1%
Selling, general
 and
 administrative
 expenses        (10,095) (10,336)   -2.3%  (20,275)  (20,345)   -0.3%
Other operating
 income
 (expense), net    1,316      (82)    nm      1,062      (129)    nm
                 -------- -------- ------- --------- --------- -------
  Income from
   operations      3,731    3,450     8.1%    5,464     6,982   -21.7%
Interest
 expense            (301)    (142)  112.0%     (581)     (367)   58.3%
Non-operating
 income, net           2    1,878   -99.9%    2,102     1,915     9.8%
                 -------- -------- ------- --------- --------- -------
  Income from
   continuing
   operations
   before taxes    3,432    5,186   -33.8%    6,985     8,530   -18.1%
Provision for
 income taxes       (661)  (1,608)  -58.9%   (1,691)   (2,695)  -37.3%
                 -------- -------- ------- --------- --------- -------
Income from
 continuing
 operations        2,771    3,578   -22.6%    5,294     5,835    -9.3%
                 -------- -------- ------- --------- --------- -------

Discontinued
 Operations:
Loss from
 operations of
 discontinued
 segment,
 net of tax       (1,307)    (598)  118.6%     (635)     (515)   23.3%
Gain (loss) on
 disposal of
 discontinued
 segment,
 net of tax          56        -      nm     (3,008)        -     nm
                 -------- -------- ------- --------- --------- -------
Loss from
 discontinued
 operations       (1,251)    (598)  109.2%   (3,643)     (515)  607.4%
                 -------- -------- ------- --------- --------- -------
Net income        $1,520   $2,980   -49.0%   $1,651    $5,320   -69.0%
                 ======== ======== ======= ========= ========= =======

Basic earnings
 per share:
  Income from
   continuing
   operations      $0.31    $0.41   -24.4%    $0.60     $0.66    -9.1%
  Loss from
   discontinued
   operations      (0.14)   (0.07)  100.0%    (0.41)    (0.06)  583.3%
                 -------- -------- ------- --------- --------- -------
Net income         $0.17    $0.34   -50.0%    $0.19     $0.60   -68.3%
                 ======== ======== ======= ========= ========= =======

Diluted earnings
 per share:
  Income from
   continuing
   operations      $0.30    $0.40   -25.0%    $0.58     $0.65   -10.8%
  Loss from
   discontinued
   operations      (0.13)   (0.07)   85.7%    (0.40)    (0.05)  700.0%
                 -------- -------- ------- --------- --------- -------
Net income         $0.17    $0.33   -48.5%    $0.18     $0.60   -70.0%
                 ======== ======== ======= ========= ========= =======


Unaudited condensed balance sheets as of July 31, 2004 and January 31, 2004 (dollars in thousands):


                                                   July 31,   Jan. 31,
                                                     2004       2004
                                                   --------  ---------
ASSETS
------
Current Assets:
  Cash and short-term investments                    $9,961    $2,188
  Receivables, net                                   37,763    36,978
  Linens in service                                  36,039    35,464
  Prepaid expenses and other current assets           5,736     4,513
  Deferred income taxes                               3,160     5,036
  Assets of discontinued segment held for sale            -    24,498
                                                   --------- ---------
    Total Current Assets                             92,659   108,677

Property and Equipment, net                          91,643    82,252
Other Long-Term Assets                               48,118    44,852
                                                   --------- ---------

Total Assets                                       $232,420  $235,781
                                                   ========= =========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
  Accounts payable                                  $18,289   $18,343
  Accrued wages and other compensation                4,503     5,092
  Other accrued liabilities                          26,849    21,732
  Liabilities of discontinued segment held for sale       -     7,783
                                                   --------- ---------
    Total Current Liabilities                        49,641    52,950

Long-Term Debt, less current maturities              20,441    19,542
Other Long-Term Obligations                          15,303    16,629
Shareholders' Equity                                147,035   146,660
                                                   --------- ---------

Total Liabilities and Shareholders' Equity         $232,420  $235,781
                                                   ========= =========


    CONTACT: Angelica Corporation, St. Louis
             Steve O'Hara or Jim Shaffer, 314-854-3800 www.angelica.com or
             Integrated Corporate Relations, Inc.
             John Mills, 310-395-2215